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As filed with the Securities and Exchange Commission on December 14, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ORANGE 21 INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

33-0580186
(I.R.S. Employer Identification No.)

2070 Las Palmas Drive
Carlsbad, California 92009
(Address of Principal Executive Offices)

Certain Option Agreements to Issue an Aggregate of 389,971 Shares of Common Stock Issued by the Registrant*
2004 Stock Incentive Plan
(Full title of the plans)

Barry Buchholtz
Chief Executive Officer
2070 Las Palmas Drive
Carlsbad, California 92009
(760) 804-8420
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share: To be issued under the 2004 Stock Incentive Plan	825,000 shares	$8.75	$7,218,750	$850

Common Stock, $0.0001 par value per share: Outstanding options to purchase shares of Common Stock issued by the Registrant	389,971 shares	$8.75	$3,412,246	$402

Total Registration Fee	—	—	$10,630,996	$1,252

(1)
The securities to be registered include options and rights to acquire shares of the Registrant's common stock.

(2)
This Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant's common stock.

(3)
Estimated pursuant to Rules 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of the initial public offering price of the Registrant's common stock on December 14, 2004.

*    The option agreements to issue an aggregate of 389,971 shares of the Registrant's Common Stock consist of the following: Stock Option Agreement by and between the Registrant and Mark Simo dated July 1, 1996; Stock Option Agreement by and between the Registrant and Mark Simo dated April 1, 2002; Stock Option Agreement by and between the Registrant and Mark Simo dated September 1, 2003; Stock Option Agreement by and between the Registrant and Mark Simo dated January 1, 2004; Stock Option Agreement by and between the Registrant and Barry Buchholtz dated September 1, 1999; Stock Option Agreement by and between the Registrant and Barry Buchholtz dated September 1, 2003; Stock Option Agreement by and between the Registrant and Barry Buchholtz dated January 1, 2004; Stock Option Agreement by and between the Registrant and Michael Brower dated September 29, 2003; Stock Option Agreement by and between the Registrant and John Gothard dated April 1, 2002; Stock Option Agreement by and between the Registrant and John Gothard dated March 3, 2003; Stock Option Agreement by and between the Registrant and John Gothard dated February 2, 2004; Stock Option Agreement by and between the Registrant and Grant Guenther dated January 1, 2004; Stock Option Agreement by and between the Registrant and Karl Hingel dated April 30, 2004; Stock Option Agreement by and between the Registrant and Gary Kopren dated April 1, 2000; Stock Option Agreement by and between the Registrant and Gary Kopren dated January 1, 2001; Stock Option Agreement by and between the Registrant and Gary Kopren dated August 1, 2001; Stock Option Agreement by and between the Registrant and Gary Kopren dated January 1, 2004; Stock Option Agreement by and between the Registrant and David Mitchell dated January 1, 2004; Stock Option Agreement by and between the Registrant and Roger Penske, Jr. dated January 1, 2004; Stock Option Agreement by and between the Registrant and Scott Sepkovic dated April 1, 2003; Stock Option Agreement by and between the Registrant and Jerome Mage dated September 1, 2003; Stock Option Agreement by and between the Registrant and Boris Said dated July 1, 1996; Stock Option Agreement by and between the Registrant and Lawrence Collette dated April 1, 2002; Stock Option Agreement by and between the Registrant and Calvin Lau dated April 1, 2002; Stock Option Agreement by and between the Registrant and Ronald Perkins dated August 1, 2001; Stock Option Agreement by and between the Registrant and Ronald Perkins dated January 1, 2002; Stock Option Agreement by and between the Registrant and Ronald Perkins dated January 1, 2004; Stock Option Agreement by and between the Registrant and Brian Simo dated July 1, 1996; Stock Option Agreement by and between the Registrant and Brian Simo dated April 1, 2002; Stock Option Agreement by and between the Registrant and Brian Simo dated September 1, 2003; and Stock Option Agreement by and between the Registrant and Brian Simo dated January 1, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1:    Plan Information.*

Item 2:    Registrant Information and Employee Plan Annual Information.*

  *
  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:    Incorporation of Documents by Reference.

        The following documents, which have been previously filed by the Registrant with the U.S. Securities and Exchange Commission (the "SEC"), are hereby incorporated by reference in this Registration Statement:

  (1)
  The Registrant's Registration Statement on Form S-1 dated September 15, 2004 (File No. 333-119024), including all amendments thereto and any final prospectus therein, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

  (2)
  The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A, filed on December 13, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 000-51071), including any amendment or report filed for the purpose of updating such description.

        Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4:    Description of Securities.

        Not applicable.

Item 5:    Interests of Named Experts and Counsel.

        Not applicable.

Item 6:    Indemnification of Directors and Officers.

        The Registrant's Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers and employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

        The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in its Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7:    Exemption from Registration Claimed.

        Not applicable.

Item 8:    Exhibits.

Exhibit Number	Description
5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of Nation Smith Hermes Diamond, APC.
23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in signature page to Registration Statement).
99.1(1)	2004 Stock Incentive Plan.

(1)
Incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-119024).

Item 9:    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act; and

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on this 14th day of December, 2004.

ORANGE 21 INC.
By:
/s/ BARRY BUCHHOLTZ Barry Buchholtz Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Buchholtz and Michael Brower and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY BUCHHOLTZ Barry Buchholtz	Chief Executive Officer (Principal Executive Officer) and Director	December 9, 2004
/s/ MICHAEL BROWER Michael Brower	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Secretary	December 9, 2004
/s/ MARK SIMO Mark Simo	Chairman of the Board of Directors	December 9, 2004
/s/ HARRY CASARI Harry Casari	Director	December 14, 2004
/s/ ROGER PENSKE, JR. Roger Penske, Jr.	Director	December 14, 2004
/s/ DAVID MITCHELL David Mitchell	Director	December 14, 2004
/s/ GREG THEISS Greg Theiss	Director	December 14, 2004
/s/ JEFFREY THEODOSAKIS Jeffrey Theodosakis	Director	December 14, 2004

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of Nation Smith Hermes Diamond, APC.
23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in signature page to Registration Statement).
99.1(1)	2004 Stock Incentive Plan.

(1)
Incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-119024).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX